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                            Articles of Incorporation
                                       of
                             Major Acceptance Corp.

                                       3.8


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                              [FLORIDA STATE SEAL]

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State
                               II.of Corporations
                                   PO Box 6327
                              Tallahassee, FL 32314


January 8, 1996

CAPITAL CONNECTION, INC.
PO BOX 10349
TALLAHASSEE, FL 32302


The Articles of Incorporation for MAJOR ACCEPTANCE CORP. were filed on January 8, 1996 and assigned document number P97000001707. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATION STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Teresa Brown, Corporate Specialist
New Filings Section


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                            ARTICLES OF INCORPORATION
                                       OF
                             MAJOR ACCEPTANCE CORP.

The undersigned incorporation, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                ARTICLE I: NAME
The name of the corporation is MAJOR ACCEPTANCE CORP.

                          ARTICLE II: PRINCIPAL OFFICE
The principal place of business and mailing address of the corporation is 20869 Pinar Trail, Boca Raton, FL 33433.

                           ARTICLE III: CAPITAL STOCK
The number of shares of stock that this corporation is authorized to have outstanding at any one time is ten million (10,000,000) shares having no par value.


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                ARTICLE IV: INITIAL REGISTERED AGENT AND ADDRESS
The name and address of the initial registered agent is Capital Connection, Inc., 417 E. Virginia St., Suite 1, Tallahassee, FL 32301

                            ARTICLE V: INCORPORATOR
The name and address of the incorporation of these Articles of Incorporation is Capital Connection, Inc., 417 E. Virginia St., Suite 1, Tallahassee, FL 32301

                     ARTICLE VI: INITIAL BOARD OF DIRECTORS
The name and address of the initial Board of Directors of the corporation is Bruce Bendell, Pres., Chairman of the Board, 80-02 Kew Bardens Rd., Suite 5000, Kew Gardens, NY 11415.

                          ARTICLE VII: INDEMNIFICATION
         The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.

         (a) This corporation shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director -or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and


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reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.
         (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.
         (c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

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         (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

                                  ARTICLE VIII
         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the Florida General Corporation Act proscribes this limitation and then only to the extent that this limitation is specifically proscribed.



The undersigned has executed these Articles of Incorporation this 8th day of January 1997.

"Capital Connection, Inc. by Kim Crosson, Office Manager"


Kim Crosson
-----------


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                           CERTIFICATE OF DESIGNATION

                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of section 607.0501, Florida Statutes, the mentioned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered agent/registered office, in the state of Florida.

1. The name of the corporation is MAJOR ACCEPTANCE CORP.

1. The name and address of the registered agent and office is Capital Connection, Inc., 417 E. Virginia St., Suite 1, Tallahassee, FL 32301

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

"Capital Connection, Inc. signed by Kim Crosson, Office Manager"